UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 4, 2007
EQUITY INNS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-12073	62-1550848

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
7700 Wolf River Boulevard
Memphis, Tennessee 38138
(Address and zip code of principal executive offices)
Registrant’s telephone number, including area code: (901) 754-7774
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
On October 4, 2007, Equity Inns, Inc. (the “Company”) completed the acquisition of the fifth hotel in its acquisition of a portfolio of five-hotels from Huntington Hotels, a third party hotel developer and management company, for an aggregate of approximately $114.2 million, including the assumption of approximately $55.6 million in existing mortgage debt of Huntington Hotels relating to these hotels (the “Acquisition”). The Company funded the cash portion of the Acquisition purchase price through borrowings under its line of credit. The Acquisition includes the purchase of a 184-room Courtyard hotel and a 116-room Fairfield Inn & Suites hotel, each of which is located in Dallas, Texas, a 95-room Residence Inn and a 137-room SpringHill Suites hotel, each of which is located in San Diego, California and a 150-room Residence Inn hotel located in Los Angeles, California. Huntington Hotels will retain management of these properties under performance-based management contracts.
Item 9.01. Financial Statements and Exhibits.
Pursuant to Item 9.01(a)(1) and the requirements of Regulation S-X, the Company intends to file financial statements and pro forma financial information for the Acquisition, as required.
(a)	Financial Statements of Businesses Acquired.
The required financial statements for the Acquisition will be filed by amendment hereto no later than 71 days after this current report is required to be filed, as required.
(b)	Pro Forma Financial Information.
The required pro forma financial information for the Acquisition will be filed by amendment hereto no later than 71 days after the date this current report is required to be filed, as required.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY INNS, INC. (Registrant)
Date: October 10, 2007	By:	/s/ J. Mitchell Collins
J. Mitchell Collins
Executive Vice President, Chief Financial Officer, Treasurer and Secretary